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                                                                   EXHIBIT 10.33

                                PROMISSORY NOTE

U.S. $500,000.00                                               February 11, 1997

1. ACCUMED INTERNATIONAL, INC., a corporation duly incorporated and existing under the laws of the State of Delaware, United States of America, having its principal office at 900 N. Franklin, Suite 401, Chicago, Illinois, U.S.A., 60610 (the "Debtor"), hereby promises to pay to or to the order of ONCOMETRICS IMAGING CORP., a corporation duly continued and existing under the laws of the Yukon Territory (the "Lender"), having its principal office at 505
- 601 West Broadway Street, Vancouver, British Columbia, V5Z 4C2, or such other place as the Lender may designate in writing, in lawful money of the United States of America, the principal sum of FIVE HUNDRED THOUSAND (U.S.$500,000.00) U.S. DOLLARS with interest on the unpaid principal amount outstanding from time to time on the terms and conditions herein set forth.

2. This Note shall bear interest at the U.S. Prime Rate (as hereinafter defined), calculated and compounded monthly, not in advance, commencing from and including the date hereof (the "Interest Rate"). "U.S. Prime Rate" means the annual rate of interest announced from time to time by The Canadian Imperial Bank of Commerce as a reference rate then in effect for determining interest rates on U.S. dollar commercial loans made in Canada.

3.       Principal and interest on this Note shall be paid as follows:

         (a) accrued interest at the Interest Rate shall be due and payable on the last day of each and every calendar month, commencing the month following the date of this Note, until the entire principal balance and all accrued interest are paid in full; and

         (b) the entire principal balance and all accrued interest shall be due and payable in full on May 12, 1997.

4. The Debtor shall have the right to prepay this Note in full or in part at any time and from time to time without penalty.

5. This Note shall be in default, and all principal and accrued interest then outstanding shall be immediately due and payable, if the payment of any principal and/or accrued interest hereunder is not made when due or upon the occurrence of any one or more of the following events:

         (a) the Debtor fails to observe or perform any covenant, agreement, condition or obligation in favour of the Lender, whether or not contained in this Note or in the security agreement between the Lender and Debtor of even date herewith (the "Security Agreement"), including a failure to pay any amount owing hereunder when due;


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         (b)     any representation, warranty or statement made by or on behalf of the Debtor to the Lender is incorrect in any material respect as of the date made;

         (c) the Debtor is in default under, or in material breach of any of the terms of, any agreement, instrument or document in favour of the Lender, the Debtor's bank or any other creditor of the Debtor, including, without limitation, the Security Agreement;

         (d) the Debtor ceases or threatens to cease to carry on the Debtor's business, or any material part thereof, or commits or threatens to commit an act of bankruptcy;

         (e) a receiver, receiver manager, trustee or similar official of all or any part of the property of the Debtor is appointed;

         (f) the Debtor becomes insolvent or files a proposal, a notice of intention to file a proposal, or an assignment for the benefit of creditors under applicable bankruptcy or similar legislation, or a petition is filed, an order is made, a resolution is passed, or any other step is taken for the bankruptcy, liquidation, dissolution, winding-up or reorganization of the Debtor or for any arrangement or composition of the debts of the Debtor;

         (g) the Lender believes in good faith and upon commercially reasonable grounds that the prospect of payment of any amount owing hereunder, or the performance of any other obligation of the Debtor under this Note or the Security Agreement, is or is about to be impaired or that there has been a material adverse change in the condition, financial or otherwise, of the Debtor; or

         (h)     the occurrence of any event of default under the Security
                 Agreement.

6. Failure to exercise any right the Lender may have or be entitled to in the event of any default hereunder shall not constitute a waiver of such right or any other right in the event of any subsequent default.

7. The Debtor hereby waives presentment for payment, protest and demand, notice of protest, demand, dishonor and nonpayment of this Note. In any action or proceeding to recover any sum herein provided for, no defense of adequacy of security or that resort must first be had to security or to any other person shall be asserted.

8. The obligation of the Debtor to pay each of the amounts owing hereunder is absolute and unconditional and will not be affected by any circumstance, including any set-off, claim, counterclaim, defence or other right which the Debtor now or hereafter has against the Lender or anyone else for any reason whatsoever.

9. The taking of a judgment against the Debtor on any of the agreements herein contained will not operate as a merger of those agreements or affect the Lender's right to recover the amounts owing hereunder (including interest at the rate payable thereon).

10. Time is of the essence of this Note and each of the obligations evidenced hereby.


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11.      This Note may only be amended by a document executed by both the
Lender and the Debtor.

12. The Debtor agrees to pay all costs, including reasonable legal fees on a solicitor and own client basis, incurred by the Lender in connection with the preparation, enforcement or collection of this Note, the Security Agreement or any other agreements or documents relating hereto.

13. Any notices, requests, demands or other communications required or permitted to be sent hereunder or under any related document shall be delivered personally, sent by telefax, sent by overnight courier or mailed by registered or certified mail, return receipt requested, to such address as set out on page one of this Note or such other address either party hereto shall from time to time notify the other, and shall be deemed to have been received on the day of personal delivery, when sent by telefax on the day when confirmation is received, one (1) business day after deposit with an overnight domestic courier or five (5) days after deposit in the mail, as the case may be.

14. This Note shall be governed by and construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein. The Debtor and Lender hereby irrevocably attorn to the jurisdiction of the courts of the Province of British Columbia and consent to service of process in any manner authorized by British Columbia law.

15. This Note shall be binding upon and enure to the benefit of the Lender and Debtor and their respective successors and assigns.

16. The Lender has not made any representation or agreement or undertaken any obligation in connection with the subject matter of this Note other than as specifically set out herein.

         DATED February 11, 1997.

                          ACCUMED INTERNATIONAL, INC.


                                        By:/s/ Peter P. Gombrich
                                           -------------------------------------
                                           Authorized Signatory

                                        By:/s/ Leonard R. Prange
                                           -------------------------------------
                                           Authorized Signatory





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